UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                                       February 28, 2017

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                        (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2017, Ameris Bancorp, a Georgia corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 1,750,000 shares of the Company’s voting common stock, par value $1.00 per share, at a public offering price of $46.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable not later than 30 days after the date of the Underwriting Agreement, to purchase up to an additional 262,500 shares of common stock. The Company estimates that the net proceeds from the offering will be approximately $77.1 million, after deducting underwriting discounts and commissions and estimated offering expenses that are payable by the Company, or approximately $88.6 million if the underwriters exercise their option to purchase additional shares in full. The offering is expected to close on or about March 6, 2017, subject to satisfaction of customary closing conditions.

The offer and sale of the common stock was made pursuant to a prospectus supplement dated February 28, 2017 to the prospectus dated February 27, 2017, that was filed as part of the Company’s Registration Statement on Form S-3 (File No. 333-216254) under the Securities Act of 1933, as amended, which registration statement was filed with the U.S. Securities and Exchange Commission and automatically became effective on February 27, 2017.

The Underwriting Agreement contains representations, warranties and covenants between the parties, conditions to closing, indemnification obligations and termination provisions that are customary for agreements of this nature. The representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors, executive officers and certain shareholders of the Company entered into agreements providing for a 60-day “lock-up” period with respect to sales of specified securities of the Company, subject to certain exceptions.

Item 8.01	Other Events.

On February 28, 2017, the Company issued a press release announcing the commencement of the offering. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

On March 1, 2017, the Company issued a press release announcing the pricing of the offering of its common stock. A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 1, 2017, between Ameris Bancorp and Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein.
5.1	Opinion of Rogers & Hardin LLP.
23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1).
99.1	Press release dated February 28, 2017.
99.2	Press release dated March 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: March 1, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated March 1, 2017, between Ameris Bancorp and Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein.
5.1	Opinion of Rogers & Hardin LLP.
23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1).
99.1	Press release dated February 28, 2017.
99.2	Press release dated March 1, 2017.